Exhibit 99.1

Investors & Reporters May Contact:
Joe Sorice
Manager, Investor Relations
(770) 418-8211
ir@asburyauto.com

Asbury Automotive Group Reports
Fourth Quarter Financial Results

•Revenue of $3.8 billion
•Completed acquisition of Jim Koons Automotive Companies, the ninth-largest privately-owned dealership group in the U.S., with over $3 billion in annual revenue
•Gross profit of $673 million
•SG&A as a percentage of gross profit of 61.5%; adjusted SG&A as a percentage of gross profit, a non-GAAP measure, of 61.0%
•Fourth quarter non-cash asset impairments of $117.2 million or $4.29 per diluted share
•Operating margin of 3.3%; adjusted operating margin, a non-GAAP measure, of 6.4%
•Net income of $56 million; adjusted net income, a non-GAAP measure, of $146 million
•EPS of $2.70 per diluted share; adjusted EPS, a non-GAAP measure, of $7.12 per diluted share
•Adjusted EBITDA, a non-GAAP measure, of $255 million
•Repurchased 246,000 shares for $47 million
DULUTH, GA. (February 8, 2024) — Asbury Automotive Group, Inc. (NYSE: ABG) (the “Company”), one of the largest automotive retail and service companies in the U.S., reported fourth quarter 2023 net income of $56 million ($2.70 per diluted share), a decrease of 89% from $353 million ($15.95 per diluted share) in fourth quarter 2022. Fourth quarter 2023 results include non-cash asset impairments of $117.2 million or $4.29 per diluted share. Fourth quarter 2022 results include gains on dealership divestitures of $203 million or $6.92 per diluted share. Fourth quarter 2023 adjusted net income, a non-GAAP measure, decreased 28% year-over-year to $146 million ($7.12 per diluted share) compared to adjusted net income of $202 million ($9.12 per diluted share) in fourth quarter 2022. During 2022, the Company completed sixteen divestitures that contributed $683 million in revenue for the year. Four of the divestitures closed in the first quarter, three in the second quarter, and nine in the fourth quarter of 2022.
“2023 was a year of building for the future, including continued integration of acquired businesses, rolling out TCA to 72% of our stores and closing the largest industry acquisition of 2023 in December. None of this would have been possible without the hard work and dedication of our 15,000 team members, including the 2,300 exceptional team members who are now a part of the Asbury family following our recent acquisition of Koons Automotive,” said David Hult, Asbury’s President and Chief Executive Officer. "Our efforts in the 4th quarter and throughout the year better position us for future profitable growth and we continue to drive value for our shareholders. Our quarterly results reflect the industry trends toward normalcy within operations and the headwinds impacting our parts and services business from ongoing integration activities; headwinds we indicated would carry through year-end in our prior quarter commentary.
“With Koons, we have reached a major milestone in our journey to grow the scale and size of our business. Together, we look forward to leveraging our investments in technology to drive our continued focus on operational efficiency and the most guest centric experience in automotive retailing.”
The financial measures discussed below include both GAAP and adjusted (non-GAAP) financial measures. Please see “Non-GAAP Financial Disclosure and Reconciliation, Same Store Data and Other Data” and the reconciliations for non-GAAP metrics used herein.
Adjusted net income for fourth quarter 2023 excludes, net of tax, $88.1 million ($4.29 per diluted share) of non-cash asset impairments, $0.9 million ($0.04 per diluted share) of non-cash fixed asset write-offs, and $1.8 million ($0.09 per diluted share) of professional fees related to the acquisition of the Jim Koons Automotive Companies.
Adjusted net income for the fourth quarter 2022 excludes, net of tax, expenses related to a significant acquisition that did not materialize of $2 million ($0.09 per diluted share) and gains on dealership divestitures, net, primarily related to the Crown North Carolina stores, of $153 million ($6.92 per diluted share).
Fourth Quarter 2023 Operational Summary
Total Company vs. 4th Quarter 2022:
•Revenue of $3.8 billion, increase of 3%
•Gross profit of $673 million, decrease of 9%
•Gross margin decreased 226 bps to 17.7%
•New vehicle unit volume increase of 8%; new vehicle revenue increase of 11%; new vehicle gross profit decrease of 14%
•Used vehicle retail unit volume decrease of 11%; used vehicle retail revenue decrease of 11%; used vehicle retail gross profit decrease of 21%
•Finance and insurance (F&I) per vehicle retailed (PVR) of $2,304, decrease of 11%
•Parts and service revenue decrease of 1%; gross profit decrease of 1%
•SG&A as a percentage of gross profit increased 442 bps to 61.5%
•Adjusted SG&A as a percentage of gross profit increased 426 bps to 61.0%
•Operating margin decreased 490 bps to 3.3%
•Adjusted operating margin decreased 180 bps to 6.4%
Same Store vs. 4th Quarter 2022:
•Revenue of $3.6 billion, increase of 2%
•Gross profit of $645 million, decrease of 10%

•Gross margin decreased 230 bps to 17.7%
•New vehicle unit volume increase of 7%; new vehicle revenue increase of 10%; new vehicle gross profit decrease of 16%
•Used vehicle retail unit volume decrease of 10%; used vehicle retail revenue decrease of 12%; used vehicle retail gross profit decrease of 24%
•F&I PVR of $2,295, decrease of 12%
•Parts and service revenue flat to prior year quarter; gross profit flat to prior year
•Adjusted SG&A as a percentage of gross profit increased 477 bps to 61.2%
Full Year 2023 Results
For the full year 2023, the Company reported net income of $603 million ($28.74 per diluted share) compared to $997 million ($44.61 per diluted share) in the prior year, a 36% decrease in EPS. Adjusted net income (a non-GAAP measure) for 2023 was $684 million ($32.60 per diluted share) compared to $842 million ($37.66 per diluted share) in the prior year, a 13% decrease in adjusted EPS.
Total revenue for the full year 2023 was $14.8 billion, a decrease of 4%; total revenue on a same-store basis was flat to prior year. Total adjusted EBITDA for the full year 2023 was $1.1 billion, a decrease of 15% from the prior year. Adjusted operating cash flow for the full year was $705 million, a decrease of $282 million from the prior year.
Liquidity and Leverage
As of December 31, 2023, the Company had cash and floorplan offset accounts of $128 million (which excludes $13 million of cash at Total Care Auto, Powered by Landcar) and availability under the revolver of $332 million for a total of $460 million in liquidity. The Company’s adjusted net leverage ratio, which is calculated as set forth in our credit facility, was 2.5x at quarter end.
Share Repurchases
The Company repurchased approximately 246,000 shares for $47 million during the fourth quarter 2023. For the full year 2023, the Company repurchased 1.3 million shares for $258 million. As of December 31, 2023, the Company had $203 million remaining on its share repurchase authorization.
The shares may be purchased from time to time in the open market, in privately negotiated transactions or in other manners as permitted by federal securities laws and other legal and contractual requirements. The extent to which the Company repurchases its shares, the number of shares and the timing of any repurchase will depend on such factors as Asbury’s stock price, general economic and market conditions, the potential impact on its capital structure, the expected return on competing uses of capital such as strategic dealership acquisitions and capital investments and other considerations. The program does not require the Company to repurchase any specific number of shares, and may be modified, suspended or terminated at any time without further notice.
Earnings Call
Additional commentary regarding the fourth quarter results will be provided during the earnings conference call on Thursday, February 8, 2024, at 10:00 a.m. ET.
The conference call will be simulcast live on the internet. The webcast, together with supplemental materials, and can be accessed by logging onto https://investors.asburyauto.com. A replay and the accompanying materials will be available on this site for at least 30 days.

In addition, live audio will be accessible to the public. Participants may enter the conference call five to ten minutes prior to the scheduled start of the call by dialing:

Domestic:	(877) 407-2988
International:	+1 (201) 389-0923
Passcode:	13743881
Group, Inc.
Asbury Automotive Group, Inc. (NYSE: ABG), a Fortune 500 company headquartered in Duluth, GA, is one of the largest automotive retailers in the U.S. In late 2020, Asbury embarked on a five-year plan to increase revenue and profitability strategically through organic operations, acquisitive growth and innovative technologies, with its guest-centric approach as Asbury’s constant North Star. As of December 31, 2023, Asbury operated 158 new vehicle dealerships, consisting of 208 franchises, representing 31 domestic and foreign brands of vehicles. Asbury also operates Total Care Auto, Powered by Landcar, a leading provider of service contracts and other vehicle protection products, and 37 collision repair centers. Asbury offers an extensive range of automotive products and services, including new and used vehicles; parts and service, which includes vehicle repair and maintenance services, replacement parts and collision repair services; and finance and insurance products, including arranging vehicle financing through third parties and aftermarket products, such as extended service contracts, guaranteed asset protection debt cancellation, and prepaid maintenance. Asbury ranks 18th in the 2023 Forbes list of America’s Best Mid-Sized Companies. Asbury is recognized as one of America’s Greatest Workplaces 2023 by Newsweek as well as one of the Best Companies to Work For in the Retailers industry by U.S. News & World Report.
For additional information, visit www.asburyauto.com.
Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements other than historical fact, and may include statements relating to goals, plans, objectives, projections regarding Asbury's financial position, liquidity, results of operations, cash flows, leverage, market position, the timing and amount of any stock repurchases, and dealership portfolio, revenue enhancement strategies, operational improvements, projections regarding the expected benefits of Clicklane, management’s plans, projections and objectives for future operations, scale and performance, integration plans and expected synergies from acquisitions, capital allocation strategy, business strategy. These statements are based on management's current expectations and beliefs and involve significant risks and uncertainties that may cause results to differ materially from those set forth in the statements. These risks and uncertainties include, among other things, our inability to realize the benefits expected from recently completed transactions; our inability to promptly and effectively integrate completed transactions and the diversion of management’s attention from ongoing business and regular business responsibilities; our inability to complete future acquisitions or divestitures and the risks resulting therefrom; any ongoing impact from the COVID-19 pandemic on supply chain disruptions impacting our industry and business, market factors, Asbury's relationships with, and the financial and operational stability of, vehicle manufacturers and other suppliers, acts of God, acts of war or other incidents and the shortage of semiconductor chips and other components, which may adversely impact supply from vehicle manufacturers and/or present retail sales challenges; risks associated with Asbury's indebtedness and our ability to comply with applicable covenants in our various financing agreements, or to obtain waivers of these covenants as necessary; risks related to competition in the automotive retail and service industries, general economic conditions both nationally and locally, governmental regulations, legislation, including changes in automotive state franchise laws, adverse results in litigation and other proceedings, and Asbury's ability to execute its strategic and operational strategies and initiatives, including its five-year strategic plan, Asbury's ability to leverage gains from its dealership portfolio, Asbury's ability to capitalize on opportunities to repurchase its debt and equity securities or purchase properties that it currently leases, and Asbury's ability to stay within its targeted range for capital expenditures. There can be no guarantees that Asbury's plans for future operations will be successfully implemented or that they will prove to be commercially successful.
These and other risk factors that could cause actual results to differ materially from those expressed or implied in our forward-looking statements are and will be discussed in Asbury's filings with the U.S. Securities and Exchange Commission from time to time, including its most recent annual report on Form 10-K and any subsequently filed quarterly reports on Form 10-Q. These forward-looking statements and such risks, uncertainties and other factors speak only as of the date of this press release. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.
Non-GAAP Financial Disclosure and Reconciliation, Same Store Data and Other Data
In addition to evaluating the financial condition and results of our operations in accordance with GAAP, from time to time management evaluates and analyzes results and any impact on the Company of strategic decisions and actions relating to, among other things, cost reduction, growth, and profitability improvement initiatives, and other events outside of normal, or "core," business and operations, by considering certain alternative financial measures not prepared in accordance with GAAP. These measures include "Adjusted income from operations," "Adjusted net income," "Adjusted operating margins," "Adjusted EBITDA," "Adjusted diluted earnings per share ("EPS")," "Adjusted SG&A, " "Adjusted operating cash flow" and "Pro forma adjusted leverage ratio." Further, management assesses the organic growth of our revenue and gross profit on a same store basis. We believe that our assessment on a same store basis represents an important indicator of comparative financial performance and provides relevant information to assess our performance at our existing locations. Non-GAAP measures do not have definitions under GAAP and may be defined differently by and not be comparable to similarly titled measures used by other companies. As a result, any non-GAAP financial measures considered and evaluated by management are reviewed in conjunction with a review of the most directly comparable measures calculated in accordance with GAAP. Management cautions investors not to place undue reliance on such non-GAAP measures, but also to consider them with the most directly comparable GAAP measures. In their evaluation of results from time to time, management excludes items that do not arise directly from core operations, or are otherwise of an unusual or non-recurring nature. Because these non-core, unusual or non-recurring charges and gains materially affect Asbury's financial condition or results in the specific period in which they are recognized, management also evaluates, and makes resource allocation and performance evaluation decisions based on, the related non-GAAP measures excluding such items. In addition to using such non-GAAP measures to evaluate results in a specific period, management believes that such measures may provide more complete and consistent comparisons of operational performance on a period-over-period historical basis and a better indication of expected future trends. Management discloses these non-GAAP measures, and the related reconciliations, because it believes investors use these metrics in evaluating longer-term period-over-period performance, and to allow investors to better understand and evaluate the information used by management to assess operating performance.
Same store amounts consist of information from dealerships for identical months in each comparative period, commencing with the first month we owned the dealership. Additionally, amounts related to divested dealerships are excluded from each comparative period.
Amounts presented herein have been calculated using non-rounded amounts for all periods presented and therefore certain amounts may not compute or tie to prior presentation due to rounding.

ASBURY AUTOMOTIVE GROUP, INC.
CONSOLIDATED STATEMENTS OF INCOME (In millions, except per share data)
(Unaudited)

	For the Three Months Ended December 31,		% Change	For the Twelve Months Ended December 31,		% Change
	2023	2022		2023	2022
REVENUE:
New vehicle	$2,058.5	$1,846.3	11%	$7,630.7	$7,365.6	4%
Used vehicle:
Retail	965.8	1,089.3	(11)%	4,017.5	4,828.8	(17)%
Wholesale	102.9	63.7	62%	396.7	368.3	8%
Total used vehicle	1,068.7	1,153.0	(7)%	4,414.3	5,197.1	(15)%
Parts and service	513.4	516.1	(1)%	2,081.5	2,074.2	—%
Finance and insurance, net	171.2	190.6	(10)%	676.2	797.0	(15)%
TOTAL REVENUE	3,811.7	3,705.9	3%	14,802.7	15,433.8	(4)%
COST OF SALES:
New vehicle	1,887.6	1,647.9	15%	6,927.8	6,521.6	6%
Used vehicle:
Retail	913.5	1,022.8	(11)%	3,769.0	4,481.7	(16)%
Wholesale	101.2	62.5	62%	381.2	362.1	5%
Total used vehicle	1,014.6	1,085.3	(7)%	4,150.2	4,843.8	(14)%
Parts and service	228.1	228.0	—%	931.0	921.6	1%
Finance and insurance	8.3	6.7	24%	37.9	46.3	(18)%
TOTAL COST OF SALES	3,138.7	2,967.9	6%	12,046.9	12,333.3	(2)%
GROSS PROFIT	673.0	738.0	(9)%	2,755.8	3,100.6	(11)%
OPERATING EXPENSES:
Selling, general, and administrative	414.0	421.4	(2)%	1,617.4	1,763.4	(8)%
Depreciation and amortization	17.2	15.4	12%	67.7	69.0	(2)%
Asset impairments	117.2	—	—%	117.2	—	—%
Other operating income, net	—	(1.4)	NM	—	(4.4)	NM
INCOME FROM OPERATIONS	124.6	302.6	(59)%	953.5	1,272.6	(25)%
OTHER EXPENSES:
Floor plan interest expense	8.2	2.4	248%	9.6	8.4	15%
Other interest expense, net	40.8	38.5	6%	156.1	152.2	3%
Gain on dealership divestitures, net	—	(202.7)	NM	(13.5)	(207.1)	NM
Total other expenses (income), net	48.9	(161.9)	(130)%	152.2	(46.5)	NM
INCOME BEFORE INCOME TAXES	75.6	464.5	(84)%	801.3	1,319.1	(39)%
Income tax expense	20.1	111.3	(82)%	198.8	321.8	(38)%
NET INCOME	$55.5	$353.2	(84)%	$602.5	$997.3	(40)%
EARNINGS PER SHARE:
Basic—
Net income	$2.72	$16.02	(83)%	$28.87	$44.78	(36)%
Diluted—
Net income	$2.70	$15.95	(83)%	$28.74	$44.61	(36)%
WEIGHTED AVERAGE SHARES OUTSTANDING:
Basic	20.4	22.0		20.9	22.3
Restricted stock	—	0.1		—	0.1
Performance share units	0.1	—		0.1	—
Diluted	20.5	22.1		21.0	22.4
______________________________
NM—Not Meaningful

ASBURY AUTOMOTIVE GROUP, INC.
Additional Disclosures-Consolidated (In millions)
(Unaudited)

	December 31, 2023	December 31, 2022	Increase (Decrease)	% Change
SELECTED BALANCE SHEET DATA
Cash and cash equivalents	$45.7	$235.3	$(189.6)	(81)%
Inventory, net (a)	1,768.3	959.2	809.1	84%
Total current assets	3,057.1	1,909.8	1,147.3	60%
Floor plan notes payable (b)	1,785.7	51.0	1,734.7	NM
Total current liabilities	2,875.7	1,033.4	1,842.2	178%
CAPITALIZATION:
Long-term debt (including current portion) (c)	$3,206.2	$3,301.2	$(95.1)	(3)%
Shareholders' equity	3,244.1	2,903.5	340.7	12%
Total	$6,450.3	$6,204.7	$245.6	4%
_____________________________
(a) Excluding $84.5 million and $3.4 million of inventory classified as assets held for sale as of December 31, 2023 and December 31, 2022, respectively
(b) Excluding $2.8 million of floor plan notes payable classified as liabilities associated with assets held for sale as of December 31, 2022
(c) Excluding $6.8 million of debt classified as liabilities associated with assets held for sale as of December 31, 2022

	December 31, 2023 (a)	September 30, 2023 (a)	December 31, 2022 (b)
Days Supply
New vehicle inventory	43	36	26
Used vehicle inventory	32	29	27
_____________________________
(a) Days supply of inventory is calculated based on new and used inventory, in units, at the end of each reporting period and a 30-day historical unit sales.
(b) Days supply of inventory is calculated based on new and used inventory, in dollars, at the end of each reporting period and a 30-day historical cost of sales.

Brand Mix - New Vehicle Revenue by Brand

	For the Three Months Ended December 31,
	2023	2022
Luxury
Lexus	12%	7%
Mercedes-Benz	8%	9%
BMW	3%	4%
Porsche	2%	3%
Land Rover	2%	2%
Acura	1%	2%
Other luxury	5%	6%
Total luxury	34%	33%
Imports
Toyota	18%	17%
Honda	9%	9%
Hyundai	4%	5%
Nissan	2%	4%
Subaru	2%	2%
Kia	1%	2%
Other imports	2%	2%
Total imports	39%	40%
Domestic
Chrysler, Dodge, Jeep, Ram	11%	12%
Ford	10%	9%
Chevrolet, Buick, GMC	6%	5%
Total domestic	27%	27%
Total New Vehicle Revenue	100%	100%

	For the Three Months Ended December 31,
	2023	2022
Revenue mix
New vehicle	54.0%	49.8%
Used vehicle retail	25.3%	29.4%
Used vehicle wholesale	2.7%	1.7%
Parts and service	13.5%	13.9%
Finance and insurance, net	4.5%	5.1%
Total revenue	100.0%	100.0%
Gross profit mix
New vehicle	25.4%	26.9%
Used vehicle retail	7.8%	9.0%
Used vehicle wholesale	0.3%	0.2%
Parts and service	42.4%	39.0%
Finance and insurance, net	24.2%	24.9%
Total gross profit	100.0%	100.0%

ASBURY AUTOMOTIVE GROUP, INC.
OPERATING HIGHLIGHTS-CONSOLIDATED (In millions)
(Unaudited)

	For the Three Months Ended December 31,		% Change	For the Twelve Months Ended December 31,		% Change
	2023	2022		2023	2022
Revenue
New vehicle	$2,058.5	$1,846.3	11%	$7,630.7	$7,365.6	4%
Used vehicle:
Retail	965.8	1,089.3	(11)%	4,017.5	4,828.8	(17)%
Wholesale	102.9	63.7	62%	396.7	368.3	8%
Total used vehicle	1,068.7	1,153.0	(7)%	4,414.3	5,197.1	(15)%
Parts and service	513.4	516.1	(1)%	2,081.5	2,074.2	—%
Finance and insurance, net	171.2	190.6	(10)%	676.2	797.0	(15)%
Total revenue	$3,811.7	$3,705.9	3%	$14,802.7	$15,433.8	(4)%
Gross profit
New vehicle	$170.8	$198.4	(14)%	$703.0	$844.0	(17)%
Used vehicle:
Retail	52.3	66.5	(21)%	248.5	347.1	(28)%
Wholesale	1.8	1.1	57%	15.5	6.2	151%
Total used vehicle	54.0	67.7	(20)%	264.0	353.2	(25)%
Parts and service	285.3	288.1	(1)%	1,150.6	1,152.6	—%
Finance and insurance, net	162.8	183.9	(11)%	638.2	750.7	(15)%
Total gross profit	$673.0	$738.0	(9)%	$2,755.8	$3,100.6	(11)%
Unit sales
New vehicle:
Luxury	9,697	8,497	14%	35,300	33,904	4%
Import	20,725	19,562	6%	77,740	78,388	(1)%
Domestic	9,475	8,752	8%	36,469	38,887	(6)%
Total new vehicle	39,897	36,811	8%	149,509	151,179	(1)%
Used vehicle retail	30,778	34,436	(11)%	127,507	151,464	(16)%
Used to new ratio	77.1%	93.5%		85.3%	100.2%
Average selling price
New vehicle	$51,595	$50,156	3%	$51,038	$48,721	5%
Used vehicle retail	$31,378	$31,633	(1)%	$31,508	$31,881	(1)%
Average gross profit per unit
New vehicle:
Luxury	$7,281	$8,753	(17)%	$7,770	$8,642	(10)%
Import	2,966	3,960	(25)%	3,419	4,320	(21)%
Domestic	4,090	5,317	(23)%	4,466	5,460	(18)%
Total new vehicle	4,282	5,389	(21)%	4,702	5,583	(16)%
Used vehicle retail	1,699	1,932	(12)%	1,949	2,291	(15)%
Finance and insurance	2,304	2,581	(11)%	2,304	2,480	(7)%
Front end yield (1)	5,461	6,299	(13)%	5,739	6,416	(11)%
Gross margin
Total new vehicle	8.3%	10.7%	(245) bps	9.2%	11.5%	(225) bps
Used vehicle retail	5.4%	6.1%	(69) bps	6.2%	7.2%	(100) bps
Parts and service	55.6%	55.8%	(26) bps	55.3%	55.6%	(29) bps
Total gross profit margin	17.7%	19.9%	(226) bps	18.6%	20.1%	(147) bps
Operating expenses
Selling, general, and administrative	$414.0	$421.4	(2)%	$1,617.4	$1,763.4	(8)%
Adjusted selling, general, and administrative	$410.5	$418.8	(2)%	$1,613.2	$1,760.7	(8)%
SG&A as a % of gross profit	61.5%	57.1%	442 bps	58.7%	56.9%	182 bps
Adjusted SG&A as a % of gross profit	61.0%	56.7%	426 bps	58.5%	56.8%	175 bps
Income from operations as a % of revenue	3.3%	8.2%	(490) bps	6.4%	8.2%	(180) bps
Income from operations as a % of gross profit	18.5%	41.0%	(2,250) bps	34.6%	41.0%	(644) bps
Adjusted income from operations as a % of revenue	6.4%	8.2%	(180) bps	7.3%	8.3%	(100) bps
Adjusted income from operations as a % of gross profit	36.4%	41.4%	(492) bps	39.0%	41.1%	(210) bps
_____________________________
(1) Front end yield is calculated as gross profit from new vehicles, used retail vehicles and finance and insurance (net), divided by combined new and used retail unit sales.

ASBURY AUTOMOTIVE GROUP, INC.
SAME STORE OPERATING HIGHLIGHTS-CONSOLIDATED (In millions)
(Unaudited)

	For the Three Months Ended December 31,		% Change	For the Twelve Months Ended December 31,		% Change
	2023	2022		2023	2022
Revenue
New vehicle	$1,968.1	$1,796.1	10%	$7,529.5	$7,028.9	7%
Used vehicle:
Retail	915.5	1,038.0	(12)%	3,949.1	4,503.7	(12)%
Wholesale	97.7	60.7	61%	389.7	348.9	12%
Total used vehicle	1,013.2	1,098.7	(8)%	4,338.8	4,852.6	(11)%
Parts and service	499.0	498.1	—%	2,063.2	1,960.5	5%
Finance and insurance, net	162.8	185.5	(12)%	667.3	761.7	(12)%
Total revenue	$3,643.2	$3,578.4	2%	$14,598.8	$14,603.8	—%
Gross profit
New vehicle	$162.9	$193.2	(16)%	$693.6	$807.6	(14)%
Used vehicle:
Retail	48.6	63.9	(24)%	243.7	323.7	(25)%
Wholesale	1.5	1.8	(15)%	15.3	7.1	117%
Total used vehicle	50.1	65.7	(24)%	259.1	330.8	(22)%
Parts and service	277.5	278.0	—%	1,140.7	1,087.8	5%
Finance and insurance, net	154.5	178.8	(14)%	629.4	715.5	(12)%
Total gross profit	$644.9	$715.7	(10)%	$2,722.8	$2,941.7	(7)%
Unit sales
New vehicle:
Luxury	9,542	8,143	17%	34,947	32,154	9%
Import	19,881	19,009	5%	76,896	73,845	4%
Domestic	8,706	8,597	1%	35,700	37,699	(5)%
Total new vehicle	38,129	35,749	7%	147,543	143,698	3%
Used vehicle retail	29,165	32,468	(10)%	125,124	139,446	(10)%
Used to new ratio	76.5%	90.8%		84.8%	97.0%
Average selling price
New vehicle	$51,618	$50,242	3%	$51,033	$48,915	4%
Used vehicle retail	$31,390	$31,970	(2)%	$31,562	$32,297	(2)%
Average gross profit per unit
New vehicle:
Luxury	$7,306	$8,855	(17)%	$7,783	$8,758	(11)%
Import	2,900	3,965	(27)%	3,407	4,326	(21)%
Domestic	4,079	5,323	(23)%	4,472	5,479	(18)%
Total new vehicle	4,272	5,406	(21)%	4,701	5,620	(16)%
Used vehicle retail	1,666	1,969	(15)%	1,948	2,321	(16)%
Finance and insurance	2,295	2,621	(12)%	2,308	2,527	(9)%
Front end yield (1)	5,438	6,391	(15)%	5,746	6,523	(12)%
Gross margin
Total new vehicle	8.3%	10.8%	(248) bps	9.2%	11.5%	(228) bps
Used vehicle retail	5.3%	6.2%	(85) bps	6.2%	7.2%	(102) bps
Parts and service	55.6%	55.8%	(20) bps	55.3%	55.5%	(19) bps
Total gross profit margin	17.7%	20.0%	(230) bps	18.7%	20.1%	(149) bps
Operating expenses
Selling, general, and administrative	$396.0	$406.7	(3)%	$1,593.6	$1,670.9	(5)%
Adjusted selling, general, and administrative	$394.9	$404.1	(2)%	$1,593.6	$1,668.3	(4)%
SG&A as a % of gross profit	61.4%	56.8%	458 bps	58.5%	56.8%	173 bps
Adjusted SG&A as a % of gross profit	61.2%	56.5%	477 bps	58.5%	56.7%	182 bps
_____________________________
(1)Front end yield is calculated as gross profit from new vehicles, used retail vehicles and finance and insurance (net), divided by combined new and used retail unit sales.

ASBURY AUTOMOTIVE GROUP, INC.
SEGMENT REPORTING (Unaudited)

	Three Months Ended December 31, 2023			Three Months Ended December 31, 2022
	Dealerships	TCA After Eliminations	Total Company	Dealerships	TCA After Eliminations	Total Company
	(In millions)
Revenue
New	$2,058.5	$—	$2,058.5	$1,846.3	$—	$1,846.3
Used	1,068.7	—	1,068.7	1,153.0	—	1,153.0
Parts and service	521.6	(8.2)	513.4	524.7	(8.6)	516.1
Finance and insurance, net	136.2	35.0	171.2	154.4	36.2	190.6
Total revenue	$3,785.0	$26.7	$3,811.7	$3,678.4	$27.5	$3,705.9
Cost of sales
New	$1,887.6	$—	$1,887.6	$1,647.9	$—	$1,647.9
Used	1,014.6	—	1,014.6	1,085.3	—	1,085.3
Parts and service	232.6	(4.5)	228.1	233.3	(5.3)	228.0
Finance and insurance	—	8.3	8.3	—	6.7	6.7
Total cost of sales	$3,134.9	$3.9	$3,138.7	$2,966.5	$1.4	$2,967.9
Gross profit
New	$170.8	$—	$170.8	$198.4	$—	$198.4
Used	54.0	—	54.0	67.7	—	67.7
Parts and service	289.1	(3.7)	285.3	291.4	(3.3)	288.1
Finance and insurance, net	136.2	26.6	162.8	154.4	29.4	183.9
Total gross profit	$650.1	$22.9	$673.0	$711.9	$26.1	$738.0
Selling, general and administrative	$418.6	$(4.6)	$414.0	$425.2	$(3.7)	$421.4
Income from operations	$104.4	$20.2	$124.6	$274.4	$28.2	$302.6

	Twelve Months Ended December 31, 2023			Twelve Months Ended December 31, 2022
	Dealerships	TCA After Eliminations	Total Company	Dealerships	TCA After Eliminations	Total Company
	(In millions)
Revenue
New	$7,630.7	$—	$7,630.7	$7,365.6	$—	$7,365.6
Used	4,414.3	—	4,414.3	5,197.1	—	5,197.1
Parts and service	2,116.2	(34.6)	2,081.5	2,107.5	(33.3)	2,074.2
Finance and insurance, net	537.8	138.3	676.2	670.9	126.0	797.0
Total revenue	$14,699.0	$103.7	$14,802.7	$15,341.1	$92.7	$15,433.8
Cost of sales
New	$6,927.8	$—	$6,927.8	$6,521.6	$—	$6,521.6
Used	4,150.2	—	4,150.2	4,843.8	—	4,843.8
Parts and service	949.9	(18.9)	931.0	939.7	(18.1)	921.6
Finance and insurance	—	37.9	37.9	—	46.3	46.3
Total cost of sales	$12,027.9	$19.0	$12,046.9	$12,305.1	$28.1	$12,333.3
Gross profit
New	$703.0	$—	$703.0	$844.0	$—	$844.0
Used	264.0	—	264.0	353.2	—	353.2
Parts and service	1,166.3	(15.8)	1,150.6	1,167.8	(15.1)	1,152.6
Finance and insurance, net	537.8	100.4	638.2	670.9	79.8	750.7
Total gross profit	$2,671.1	$84.7	$2,755.8	$3,036.0	$64.6	$3,100.6
Selling, general, and administrative	$1,638.5	$(21.2)	$1,617.4	$1,786.3	$(22.9)	$1,763.4
Income from operations	$862.6	$90.9	$953.5	$1,192.5	$80.1	$1,272.6

ASBURY AUTOMOTIVE GROUP INC.
Supplemental Disclosures
(Unaudited)

The following tables provide reconciliations for our non-GAAP metrics:

	For the Three Months Ended		For the Twelve Months Ended
	December 31, 2023	December 31, 2022	December 31, 2023	September 30, 2023
	(Dollars in millions)
Adjusted leverage ratio:
Long-term debt			$3,206.2	$3,222.3
Cash and floor plan offset			(140.9)	(1,030.3)
TCA cash			13.2	10.6
Availability under our used vehicle floor plan facility			—	(226.2)
Adjusted long-term net debt			$3,078.5	$1,976.4

Calculation of earnings before interest, taxes, depreciation and amortization ("EBITDA"):
Net income	$55.5	$353.2	$602.5	$900.2

Depreciation and amortization	17.2	15.4	67.7	65.9
Income tax expense	20.1	111.3	198.8	290.0
Swap and other interest expense	41.1	39.1	158.4	156.4
Earnings before interest, taxes, depreciation and amortization ("EBITDA")	$133.9	$519.0	$1,027.4	$1,412.5

Non-core items - expense (income):
Gain on dealership divestitures, net	$—	$(202.7)	$(13.5)	$(216.2)
Gain on sale of real estate	—	—	(3.6)	(3.6)
Legal settlement	—	—	(1.9)	(1.9)
Franchise rights and goodwill impairments	117.2	—	117.2	—
Professional fees associated with acquisition	2.4	—	4.1	1.8
Fixed assets write-off	1.1	—	1.1	—
Hail damage	—	—	4.3	4.3
Deal diligence cost	—	2.7	—	2.7
Total non-core items	120.7	(200.0)	107.8	(212.9)

Adjusted EBITDA	$254.6	$318.9	$1,135.2	$1,199.6

Pro forma impact of acquisition and divestitures on EBITDA			$79.2	$(5.7)
Pro forma adjusted EBITDA			$1,214.4	$1,193.9

Pro forma adjusted net leverage ratio			2.5	1.7

	Three Months Ended December 31, 2023
	GAAP	Professional fees associated with acquisition	Fixed asset write-off	Franchise rights and goodwill impairments	Income tax effect	Non-GAAP adjusted
	(In millions, except per share data)
Selling, general and administrative	$414.0	$(2.4)	$(1.1)	$—	$—	$410.5
Income from operations	$124.6	$2.4	$1.1	$117.2	$—	$245.3
Net income	$55.5	$2.4	$1.1	$117.2	$(29.9)	$146.3

Weighted average common share outstanding - diluted	20.5					20.5

Diluted EPS	$2.70	$0.12	$0.06	$5.71	$(1.46)	$7.12

SG&A as a % of gross profit	61.5%					61.0%
Income from operations as a % of revenue	3.3%					6.4%

	Three Months Ended December 31, 2022
	GAAP	Gain on dealership divestitures, net	Deal diligence cost	Income tax effect	Non-GAAP adjusted
	(In millions, except per share data)
Selling, general and administrative	$421.4	$—	$(2.7)	$—	$418.8
Income from operations	$302.6	$—	$2.7	$—	$305.3
Net income	$353.2	$(202.7)	$2.7	$48.8	$201.9

Weighted average common share outstanding - diluted	22.1				22.1

Diluted EPS	$15.95	$(9.15)	$0.12	$2.20	$9.12

SG&A as a % of gross profit	57.1%				56.7%
Income from operations as a % of revenue	8.2%				8.2%

	Twelve Months Ended December 31, 2023
	GAAP	Gain on dealership divestiture, net	Franchise rights and goodwill impairments	Legal settlement	Fixed asset write-off	Hail damage	Gain on sale of real estate	Professional fees associated with acquisition	Income tax effect	Non-GAAP adjusted
	(In millions, except per share data)
Selling, general, and administrative	$1,617.4	$—	$—	$1.9	$(1.1)	$(4.3)	$3.6	$(4.1)	$—	$1,613.2
Income from operations	$953.5	$—	$117.2	$(1.9)	$1.1	$4.3	$(3.6)	$4.1	$—	$1,074.9
Net income	$602.5	$(13.5)	$117.2	$(1.9)	$1.1	$4.3	$(3.6)	$4.1	$(26.7)	$683.6

Weighted average common share outstanding - diluted	21.0									21.0

Diluted EPS	$28.74	$(0.64)	$5.59	$(0.09)	$0.05	$0.21	$(0.17)	$0.20	$(1.28)	$32.60

SG&A as a % of gross profit	58.7%									58.5%
Income from operations as a % of revenue	6.4%									7.3%

	Twelve Months Ended December 31, 2022
	GAAP	Gain on dealership divestitures, net	Deal diligence cost	Gain on sale of real estate	Income tax effect	Non-GAAP adjusted
	(In millions, except per share data)
Selling, general, and administrative	$1,763.4	$—	$(2.7)	$—	$—	$1,760.7
Income from operations	$1,272.6	$—	$2.7	$(0.9)	$—	$1,274.3
Net income	$997.3	$(207.1)	$2.7	$(0.9)	$50.1	$842.0

Weighted average common share outstanding - diluted	22.4					22.4

Diluted EPS	$44.61	$(9.26)	$0.12	$(0.04)	$2.24	$37.66

SG&A as a % of gross profit	56.9%					56.8%
Income from operations as a % of revenue	8.2%					8.3%

	For the Year Ended December 31,
	2023	2022
	(In millions)
Adjusted cash flow from operations:
Cash provided by operating activities	$313.0	$696.0
Change in Floor Plan Notes Payable—Non-Trade, net	1,018.9	(191.1)
Change in Floor Plan Notes Payable—Non-Trade associated with floor plan offset, used vehicle borrowing base changes adjusted for acquisition and divestitures	(571.3)	462.4
Change in Floor Plan Notes Payable—Trade associated with floor plan offset, adjusted for acquisition and divestitures	(55.3)	19.7
Adjusted cash flow provided by operating activities	$705.4	$987.0